Exhibit 99.1
NYSE: ONB
www.oldnational.com
FINANCIAL NEWS
January 26, 2009
OLD NATIONAL REPORTS FOURTH-QUARTER EARNINGS OF
$6.6 MILLION, OR $.10 PER SHARE
•	Liquidity and capital positions remain strong

•	Growth in commercial loans

•	Growth in key deposit categories

•	Net interest margin improves

•	Total revenue increase of 9.7% over last year

•	Non-performing loan coverage improves to 105%

Contacts:

Financial Community:	Media:
Lynell J. Walton – (812) 464-1366	Kathy A. Schoettlin – (812) 465-7269
Senior Vice President – Investor Relations	Executive Vice President – Communications
Fourth-Quarter vs. Third-Quarter Highlights:
•	End-of-period commercial loans increase $98.2 million, or 5.5%

•	End-of period noninterest-bearing demand deposits increase $42.9 million, or 5.1%

•	End-of-period NOW accounts increase $69.6 million, or 5.7%

•	Net interest margin expands 17 bps to 3.96%

•	Non-performing loans decline $4.4 million

•	Revenue increased by 2.1%
Old National Bancorp (NYSE: ONB) today reported fourth-quarter earnings of $6.6 million, or $.10 per share. As was previously disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 13, 2009, the fourth quarter of 2008 included a higher than anticipated provision for loan losses of $17.0 million and the write-off of a check fraud loss in the amount of $6.3 million. These fourth-quarter results compare to third-quarter of 2008 earnings of $17.0 million, or $.26 per share, and $22.0 million, or $.34 per share, earned in the fourth quarter of 2007.
Net income for the twelve-months ended December 31, 2008 was $62.5 million, or $.95 per share. This compares to full-year 2007 net income of $74.9 million, or $1.14 per share.
President and CEO Bob Jones commented, “We were very pleased with the operating fundamentals of the Company this quarter. Growth in our revenue, commercial loans, net interest margin and demand deposits is a result of the discipline to adhere to our strategic imperatives. However, consistent with what has been our cautious view of the economy for some time, we were not immune from the impact of the economy on our borrowers, which led to a substantial increase in our credit costs for the fourth quarter.”

Strategic Imperatives
Old National continues to be guided by three strategic imperatives that are critical in establishing the Company’s presence as a high-performing financial institution:
1.	Strengthen the risk profile.

2.	Enhance management discipline.

3.	Achieve consistent quality earnings.
Strengthen the Risk Profile
Old National’s key credit quality trends are as follows:

($ in millions)	2003	2004	2005	2006	2007	2008	3Q08	4Q08
Non-Performing Loans	$104.6	$54.9	$55.6	$41.6	$40.8	$64.0	$68.4	$64.0
Problem Loans	$343.9	$192.2	$136.6	$153.2	$115.1	$214.7	$173.8	$214.7
Special Mention Loans	$215.7	$148.1	$83.2	$119.8	$103.2	$124.9	$114.3	$124.9
Net Charge-Off Ratio	1.21%	.61%	.60%	.37%	.44%	.87%	.46%	1.14%
Provision for Loan Losses	$85.0	$22.4	$23.1	$7.0	$4.1	$51.5	$6.8	$17.0
At December 31, 2008, the reserve for loan losses was $67.1 million, an increase of $3.6 million from the $63.5 million at September 30, 2008. Importantly, the ratio of allowance to non-performing loans increased for Old National to 105% at December 31, 2008, from 93% at September 30, 2008.
Chief Credit Officer Daryl Moore noted, “While we were very pleased to report that non-performing loans fell in the quarter, migration of loans into the Problem and Special Mention categories was significant in the period, not inconsistent with the deepening economic difficulties currently being experienced not only throughout our region, but nationally. Until we see marked improvement in general economic conditions, we would expect to see continuing challenges for our borrowing clients.”
Enhance Management Discipline
Capital Management
Old National’s strong capital position was further enhanced during the fourth quarter of 2008 by the Company’s participation in the U.S. Treasury Department Capital Purchase Program for healthy financial institutions. Under the program, Old National sold preferred, non-voting shares of its stock valued at $100 million to the U.S. Treasury Department. At December 31, 2008, Old National reported total risk-based capital ratio at 15.44%, tier 1 risk-based capital ratio at 13.11% and the leverage ratio at 9.75%. All three capital ratios are well above the FDIC guidelines for “well capitalized” institutions. In addition, tangible common equity as a percentage of tangible assets was 6.51% at the end of 2008, well within the Company’s targeted range to 6% to 7%. Refer to Table 1 for Non-GAAP reconciliation of the tangible capital ratios.
“Old National’s participation in the U.S. Treasury Department’s Capital Purchase Program was an extremely cost-effective way to enhance our already strong capital position, which ultimately benefits our clients, shareholders and communities,” stated Chris Wolking, Chief Financial Officer. “We believe improving our capital position in this manner is prudent given the economy is likely to face greater challenges in 2009.”
Old National repurchased no shares of common stock through the open market in 2008.

Expense Management
Old National reported total noninterest expenses for the fourth quarter of 2008 of $79.0 million compared to $72.5 million and $71.0 million reported for the third quarter of 2008 and the fourth quarter of 2007, respectively. Without the $6.3 million check fraud related charge previously disclosed, fourth-quarter 2008 noninterest expenses would have been $72.7 million.
On a year-to-date basis, total noninterest expenses for 2008 were $297.2 million compared to $278.0 million in 2007. The majority of the increase from 2007 related to a $13.2 million increase in occupancy expense incurred from Old National’s sale leaseback transaction as well as the check fraud charge reported in the Other Expense category.
Achieve Consistent Quality Earnings
Balance Sheet & Margin
Total loans for Old National at December 31, 2008, were $4.778 billion, an increase of $84.6 million from the $4.693 billion at September 30, 2008. Commercial loans and leases constituted the majority of the increase, with growth of $98.2 million. The commercial real estate loan portfolio, which the Company has continued to manage down over the last two years, declined $15.9 million during the fourth quarter. For the full-year 2008, commercial loans increased $203.2 million, or 12.0%, while commercial real estate loans declined $115.5 million, or 9.1%.
At December 31, 2008, total investments were $2.296 billion, up $197.9 million from the $2.098 billion at September 30, 2008. As a percentage of total assets, the investment portfolio increased to 29.2% from 27.7% at the end of the third quarter.
Total deposits, including demand and interest-bearing deposits, increased $76.1 million during the fourth quarter and ended the year at $5.422 billion. Importantly, the increase was primarily in the most desirable deposit categories, as noninterest-bearing demand deposits increased $42.9 million, or 5.1%, while NOW accounts increased $69.6 million, or 5.7%.
Total borrowed funds at December 31, 2008, were $1.485 billion, a $105.5 million increase from the $1.379 billion at September 30, 2008.
During the fourth quarter of 2008, net interest income on a fully tax equivalent basis was $68.0 million and represented a net interest margin on total average earning assets of 3.96%. This compares to net interest income of $64.5 million and a margin of 3.79% for the third quarter of 2008 and net interest income of $62.2 million and a margin of 3.56% for the fourth quarter of 2007. For the full-year 2008, net interest income amounted to $262.7 million and represented a margin of 3.82%, noticeable increases over the 2007 net interest income amount of $236.4 million and margin of 3.28%.
“We are very pleased with our net interest income and margin performance during 2008,” stated Chris Wolking, Chief Financial Officer. “Our disciplined deposit pricing philosophy, combined with the Federal Reserve rate reductions, resulted in the 54 bps improvement in our net interest margin during the year as well as an 11.1% growth in our net interest income.”

Fees, Service Charges and Other Revenue
Fees, service charges and other revenue for the fourth quarter of 2008 were $36.6 million. This compares to $39.1 million for the third quarter of 2008 and $43.7 million in the fourth quarter of 2007. The category showing the largest decrease from the third quarter of 2008 was Company-owned life insurance while the largest variance from the fourth quarter of 2007 was in other income and related to the one-time gain recorded in 2007 on the Company’s sale leaseback transactions.
Charter One Update
As announced on November 25, 2008, Old National entered into an agreement with Citizens Financial Group to acquire 65 locations of Charter One. These locations are primarily in the key market of Indianapolis, but also include locations in other key growth markets of Lafayette, Fort Wayne, Bloomington and Anderson, Indiana. The Company has formed 15 task force teams aimed at a conversion date of late March 2009. “As pleased as we were with the strong strategic alignment of the Indiana Charter One franchise with Old National’s, as we began the integration process, the true strength of the partnership has become the quality of the associates at Charter One,” said Barbara Murphy, Senior Executive Vice President and Chief Banking Officer. “The associates at Charter One share the same passion that we do in serving their clients and we are very pleased with how the integration process has moved along.”
About Old National
Old National Bancorp, celebrating its 175th anniversary in 2009, is the largest financial services holding company headquartered in Indiana and, with $7.9 billion in assets, ranks among the top 100 banking companies in the United States. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns one of the largest independent insurance agencies headquartered in Indiana, offering complete personal and commercial insurance solutions. For more information and financial data, please visit the Company’s website at www.oldnational.com.
Conference Call
Old National will hold a conference call at 10:00 a.m. Central on Monday, January 26, 2009, to discuss fourth-quarter 2008 financial results, strategic developments, and the Company’s earnings outlook for 2009. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at www.oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 1:00 p.m. Central on January 26 through February 9. To access the replay, dial 1-800-642-1687, conference code 80127832.

Forward-Looking Statement
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to, market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business, competition, government legislation and policies, ability of Old National to execute its business plan, including acquisition plans, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of our internal controls, failure or disruption of our information systems, significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.
Table 1: Non-GAAP Reconciliation-Tangible Common Equity

(end of period balances - $ in millions)	December 31, 2008	September 30, 2008
Total Shareholders’ Equity	$730.9	$635.4
Deduct: Goodwill and Intangible Assets	(186.8)	(187.8)
Tangible Shareholders’ Equity	$544.1	$447.6
Deduct: Preferred Stock	$97.1	—
Deduct: Other Comprehensive Income	(53.5)	(56.5)
Tangible Common Shareholders’ Equity	$500.5	$504.1
Total Assets	$7,873.9	$7,568.3
Add: Trust Overdrafts	1.0	.3
Deduct: Goodwill and Intangible Assets	(186.8)	(187.8)
Tangible Assets	$7,688.0	$7,380.9
Tangible Equity to Tangible Assets	7.08%	6.06%
Tangible Common Equity to Tangible Assets	6.51%	6.83%

OLD NATIONAL BANCORP
Financial Highlights

	Three-Months Ended
($ in thousands except per-share data)	December 31,
(FTE) Fully taxable equivalent basis.	2008	2007	Change	% Change
Income Data:
Net Interest Income (FTE)	$68,046	$62,206	$5,840	9.4%
Fees, Service Charges and Other Revenues	36,633	43,743	(7,110)	(16.3)
Securities Gains (Losses)	937	140	797	N/M
Derivative Gains (Losses)	15	188	(173)	(92.0)
Total Revenue (FTE)	105,631	106,277	(646)	(.6)
Provision for Loan Losses	17,017	1,673	15,344	N/M
Noninterest Expense	78,996	71,036	7,960	11.2
Income before Taxes	9,618	33,568	(23,950)	(71.3)
Provision for Taxes (FTE)	2,970	11,583	(8,613)	(74.4)
Net Income	6,648	21,985	(15,337)	(69.8)
Preferred Stock Dividends & Amortization	(298)	—	(298)	N/M
Net Income Available to Common Shareholders	6,350	21,985	(15,635)	(71.1)

Per Common Share Data: (Diluted) (a)
Net Income	.10	.34	(.24)	(70.6)
Average Diluted Shares Outstanding	65,922	65,707	215	.3
Book Value	9.56	9.86	(.30)	(3.0)
Stock Price	18.16	14.96	3.20	21.4

Performance Ratios:
Return on Average Assets	.35%	1.14%	(.79)%	(69.3)
Return on Average Common Equity (b)	4.05	13.39	(9.34)	(69.8)
Net Interest Margin (FTE)	3.96	3.56	.40	11.2
Other Expense to Revenue (Efficiency Ratio)	74.79	66.84	7.95	11.9
Net Charge-offs to Average Loans (c)	1.14	.79	.35	44.3
Reserve for Loan Losses to Ending Loans	1.41	1.20	.21	17.5
Non-Performing Loans to Ending Loans (c)	1.34	.87	.47	54.0

Balance Sheet:
Average Assets	$7,631,726	$7,723,558	$(91,832)	(1.2)
End of Period Balances:
Assets	7,873,890	7,846,126	27,764	.4
Investments (Including Money Market Investments)	2,295,896	2,316,980	(21,084)	(.9)
Commercial Loans	1,897,966	1,694,736	203,230	12.0
Commercial Real Estate Loans	1,154,916	1,270,408	(115,492)	(9.1)
Consumer Loans	1,210,951	1,187,764	23,187	2.0
Residential Real Estate Loans	496,526	533,448	(36,922)	(6.9)
Residential Real Estate Loans Held for Sale	17,155	13,000	4,155	32.0
Earning Assets	7,073,410	7,016,336	57,074	.8
Core Deposits (Excluding Brokered CDs)	5,250,800	5,447,402	(196,602)	(3.6)
Borrowed Funds (Including Brokered CDs)	1,655,977	1,510,950	145,027	9.6
Preferred Shareholders’ Equity	97,060	—	97,060	N/M
Common Shareholders’ Equity	633,805	652,881	(19,076)	(2.9)

(a)	Assumes conversion of stock options and restricted stock.

(b)	Based on average common shareholders’ equity of $626,536 and $656,945, respectively, for 2008 and 2007.

(c)	Includes residential loans held for sale.

N/M	Not meaningful.

OLD NATIONAL BANCORP
Financial Highlights

	Three-Months Ended
($ in thousands except per-share data)	December 31,	September 30,
(FTE) Fully taxable equivalent basis.	2008	2008	Change	% Change
Income Data:
Net Interest Income (FTE)	$68,046	$64,474	$3,572	5.5%
Fees, Service Charges and Other Revenues	36,633	39,136	(2,503)	(6.4)
Securities Gains (Losses)	937	45	892	N/M
Derivative Gains (Losses)	15	(186)	201	N/M
Total Revenue (FTE)	105,631	103,469	2,162	2.1
Provision for Loan Losses	17,017	6,842	10,175	148.7
Noninterest Expense	78,996	72,463	6,533	9.0
Income before Taxes	9,618	24,164	(14,546)	(60.2)
Provision for Taxes (FTE)	2,970	7,149	(4,179)	(58.5)
Net Income	6,648	17,015	(10,367)	(60.9)
Preferred Stock Dividends & Amortization	(298)	—	(298)	N/M
Net Income Available to Common Shareholders	6,350	17,015	(10,665)	(62.7)

Per Common Share Data: (Diluted) (a)
Net Income	.10	.26	(.16)	(61.5)
Average Diluted Shares Outstanding	65,922	65,790	132	.2
Book Value	9.56	9.59	(.03)	(.3)
Stock Price	18.16	20.02	(1.86)	(9.3)

Performance Ratios:
Return on Average Assets	.35%	.90%	(.55)%	(61.1)
Return on Average Common Equity (b)	4.05	10.50	(6.45)	(61.4)
Net Interest Margin (FTE)	3.96	3.79	.17	4.5
Other Expense to Revenue (Efficiency Ratio)	74.79	70.03	4.76	6.8
Net Charge-offs to Average Loans (c)	1.14	.46	.68	147.8
Reserve for Loan Losses to Ending Loans	1.41	1.36	.05	3.7
Non-Performing Loans to Ending Loans (c)	1.34	1.46	(.12)	(8.2)

Balance Sheet:
Average Assets	$7,631,726	$7,563,607	$68,119	.9
End of Period Balances:
Assets	7,873,890	7,568,288	305,602	4.0
Investments (Including Money Market Investments)	2,295,896	2,098,041	197,855	9.4
Commercial Loans	1,897,966	1,799,764	98,202	5.5
Commercial Real Estate Loans	1,154,916	1,170,775	(15,859)	(1.4)
Consumer Loans	1,210,951	1,203,265	7,686	.6
Residential Real Estate Loans	496,526	508,112	(11,586)	(2.3)
Residential Real Estate Loans Held for Sale	17,155	11,118	6,037	54.3
Earning Assets	7,073,410	6,791,075	282,335	4.2
Core Deposits (Excluding Brokered CDs)	5,250,800	5,154,957	95,843	1.9
Borrowed Funds (Including Brokered CDs)	1,655,977	1,570,227	85,750	5.5
Preferred Shareholders’ Equity	97,060	—	97,060	N/M
Common Shareholders’ Equity	633,805	635,353	(1,548)	(.2)

(a)	Assumes conversion of stock options and restricted stock.

(b)	Based on average common shareholders’ equity of $626,536 and $648,068, respectively, for December 31, 2008, and September 30, 2008.

(c)	Includes residential loans held for sale.

N/M	Not meaningful.

OLD NATIONAL BANCORP
Financial Highlights

	Twelve-Months Ended
($ in thousands except per-share data)	December 31,
(FTE) Fully taxable equivalent basis.	2008	2007	Change	% Change
Income Data:
Net Interest Income (FTE)	$262,651	$236,351	$26,300	11.1%
Fees, Service Charges and Other Revenues	160,551	157,995	2,556	1.6
Securities Gains (Losses)	7,562	(3,023)	10,585	N/M
Derivative Gains (Losses)	(1,144)	166	(1,310)	N/M
Total Revenue (FTE)	429,620	391,489	38,131	9.7
Provision for Loan Losses	51,464	4,118	47,346	N/M
Noninterest Expense	297,229	277,998	19,231	6.9
Income before Taxes	80,927	109,373	(28,446)	(26.0)
Provision for Taxes (FTE)	18,449	34,483	(16,034)	(46.5)
Net Income	62,478	74,890	(12,412)	(16.6)
Preferred Stock Dividends & Amortization	(298)	—	(298)	N/M
Net Income Available to Common Shareholders	62,180	74,890	(12,710)	(17.0)

Per Common Share Data: (Diluted) (a)
Net Income	.95	1.14	(.19)	(16.7)
Average Diluted Shares Outstanding	65,776	65,750	26	-0-
Book Value	9.56	9.86	(.30)	(3.0)
Stock Price	18.16	14.96	3.20	21.4

Performance Ratios:
Return on Average Assets	.82%	.94%	(.12)%	(12.8)
Return on Average Common Equity (b)	9.49	11.67	(2.18)	(18.7)
Net Interest Margin (FTE)	3.82	3.28	.54	16.5
Other Expense to Revenue (Efficiency Ratio)	69.18	71.01	(1.83)	(2.6)
Net Charge-offs to Average Loans (c)	.87	.44	.43	97.7
Reserve for Loan Losses to Ending Loans	1.41	1.20	.21	17.5
Non-Performing Loans to Ending Loans (c)	1.34	.87	.47	54.0

Balance Sheet:
Average Assets	$7,617,822	$7,984,985	$(367,163)	(4.6)
End of Period Balances:
Assets	7,873,890	7,846,126	27,764	.4
Investments (Including Money Market Investments)	2,295,896	2,316,980	(21,084)	(.9)
Commercial Loans	1,897,966	1,694,736	203,230	12.0
Commercial Real Estate Loans	1,154,916	1,270,408	(115,492)	(9.1)
Consumer Loans	1,210,951	1,187,764	23,187	2.0
Residential Real Estate Loans	496,526	533,448	(36,922)	(6.9)
Residential Real Estate Loans Held for Sale	17,155	13,000	4,155	32.0
Earning Assets	7,073,410	7,016,336	57,074	.8
Core Deposits (Excluding Brokered CDs)	5,250,800	5,447,402	(196,602)	(3.6)
Borrowed Funds (Including Brokered CDs)	1,655,977	1,510,950	145,027	9.6
Preferred Shareholders’ Equity	97,060	—	97,060	N/M
Common Shareholders’ Equity	633,805	652,881	(19,076)	(2.9)

(a)	Assumes conversion of stock options and restricted stock.

(b)	Based on average common shareholders’ equity of $654,936 and $641,848, respectively, for December 31, 2008, and 2007.

(c)	Includes residential loans held for sale.

N/M	Not meaningful.